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                                                                   EXHIBIT 2(d)




                              CERTIFICATE OF AMENDMENT


                                         OF


                            CERTIFICATE OF INCORPORATION


                                         OF

                                YAVAPAI HILLS, INC.

                             ---------------------------


              YAVAPAI HILLS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

              DOES HEREBY CERTIFY:

              FIRST:    That the Board of Directors of YAVAPAI HILLS, INC., at a
meeting of the board of Directors held on July 24, 1980, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing submission of the proposed amendment to the holder of all the issued and outstanding shares of the capital stock of the Corporation for its adoption by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

              RESOLVED, that Article "FOURTH" of the Certificate of Incorporation of this Corporation be, and hereby is, amended to read in its entirety as follows:

                        "FOURTH:   The total number of shares of stock
              which the Corporation shall have authority to issue is Eight


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              Hundred Fifty Thousand (850,000), all of which stock shall be common stock of the par value of One Dollar ($1.00)."


              SECOND:   That in accordance with Section 228 of the General
Corporation Law of the State of Delaware, the proposed amendment was approved by written consent of the holder of all the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereon.

              THIRD:    The aforesaid amendment was adopted in accordance with
the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by Michael J. Klein, its President, and attested by Howard A. Weiss, its Secretary, this 29th day of July, 1980.




                                          YAVAPAI HILLS, INC.


                                          By: /s/ Michael J. Klein
                                              -----------------------------
                                                 President


ATTEST:


/s/ Howard A. Weiss
----------------------------
       Secretary


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